Exhibit 99.2

    MANAGEMENT'S ASSERTION OF COMPLIANCE WITH REGULATION AB SERVICING CRITERIA


Management of Nelnet, Inc. (the Company) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission for publicly-issued student loan-backed securities issued on or after January 1, 2006, for which the Company acted as a servicer for student loans (the Platform).

The Company's management has assessed the effectiveness of the Company's compliance with the applicable servicing criteria as of and for the year ended December 31, 2006. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2006, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, except for servicing criteria 1122(d)(1)(i), 1122(d)(1)(ii), 1122(d)(1)(iii), 1122(d)(2)(ii), 1122(d)(2)(iii),
1122(d)(2)(iv), 1122(d)(2)(v),1122(d)(2)(vi), 1122(d)(3)(i), 1122(d)(3)(ii),
1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(iii), 1122(d)(4)(x), 1122(d)(4)(xi),
1122(d)(4)(xii), 1122(d)(4)(xiii), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform.

The Company has engaged a vendor to perform specific activities and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to such vendor's activities as it relates to the servicing criteria 1122(d)(2)(i). The Company has determined that this vendor is not considered a "servicer" as defined in Item 1101(j) of Regulation AB and the Company has elected to take responsibility for assessing compliance with servicing criteria applicable to this vendor as permitted by Interpretation
17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to this vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendor and related criteria as described in its assertion, and we performed no procedures with respect to the Company's eligibility to apply Interpretation 17.06.

The Company has not identified and is not aware of any material instance of noncompliance by the vendor with the applicable servicing criteria identified above.

The Company has not identified any material deficiency in its policies and procedures to monitor the compliance by the vendor with the applicable servicing criteria identified above.

Based upon such assessment, the Company has complied in all material respects, with the applicable servicing criteria identified above, including criteria for which compliance is determined based upon Interpretation 17.06 as described above, as of and for the year ended December 31, 2006.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2006.


April 2, 2007                           Nelnet, Inc.


                                        /s/ MICHEAL S. DUNLAP
                                        ---------------------------------------
                                        Micheal S. Dunlap, Co-Chief Executive
                                          Officer
                                        Nelnet, Inc.


                                        /s/ TERRY J. HEIMES
                                        ---------------------------------------
                                        Terry J. Heimes, Chief Financial Officer
                                        Nelnet, Inc.